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                SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                             FORM 8-K

                          CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d)
              OF THE SECURITIES EXCHANGE ACT OF 1934



                          April 20, 1999
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               (Date of earliest event reported)


                    Commonwealth Bancorp, Inc.
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     (Exact name of registrant as specified in its charter)


    Pennsylvania                      0-27942                23-2828883
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(State or other jurisdiction   (Commission File Number)    (IRS Employer
of incorporation)                                           Identification No.)



2 West Lafayette Street, Norristown, Pennsylvania                   19401
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   (Address of principal executive offices)                      (Zip Code)


                          (610) 251-1600
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          (Registrant's telephone number, including area code)


                           Not Applicable
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 (Former name, former address and former fiscal year, if changed since last report)
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Item 5.  Other Events
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    On April 20, 1999, Commonwealth Bancorp. Inc. (the "Company") announced that net income was $4.1 million for the first quarter of 1999, compared to $3.9 million for the first quarter of 1998. The Company reported earnings per share of $0.30 on a diluted basis for the first quarter of 1999, an increase of 20%, compared to earnings of $0.25 per common share for the first quarter of 1998.
For additional information, reference is made to the Press Release, dated April 20, 1999, which is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
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    (a)  Financial Statements.

         Not Applicable.

    (b)  Pro Forma Financial Information.

         Not Applicable

    (c)  Exhibits:

         99       Press Release dated April 20, 1999

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                             SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the under-signed thereunto duly authorized.

                        COMMONWEALTH BANCORP, INC.



Date: April 21, 1999              By:  /s/Charles M. Johnston
                                       ---------------------------------
                                       Charles M. Johnston
                                       Chief Financial Officer

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